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                                                                     REINSURANCE
                                                                     AGREEMENT

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                                    Between

                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                                      and





                                                     Inspected By
                                                                  --------------
                                                     Date           12/23/92
                                                                  --------------
                                                     Doc.          921272/V52125
                                                                  --------------
                                                     CCN/Agmt. No.  3711 / 4
                                                                  --------------

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                                   [SPECIMEN]

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

    I.    REINSURANCE COVERAGE                                                1

   II.    REINSURANCE LIMITS                                                  3

  III.    PLACING REINSURANCE IN EFFECT                                       3

   IV.    COMPUTATION OF REINSURANCE PREMIUMS                                 4

    V.    REPORTING AND PAYMENT OF REINSURANCE PREMIUMS                       5

   VI.    SETTLEMENT OF CLAIMS                                                7

  VII.    EXPERIENCE REFUNDS                                                  9

 VIII.    PREMIUM TAX REIMBURSEMENT                                          10

   IX.    POLICY CHANGES                                                     10

    X.    REINSTATEMENTS                                                     10

   XI.    EXPENSES                                                           10

  XII.    REDUCTIONS                                                         10

 XIII.    INSPECTION OF RECORDS                                              11

  XIV.    INCREASE IN LIMIT OF RETENTION                                     11

   XV.    ERRORS                                                             12

  XVI.    EXTENDED AND PAID-UP INSURANCE                                     12

 XVII.    ARBITRATION                                                        13

XVIII.    ADDITIONAL DATA                                                    14

  XIX.    CHOICE OF LAW AND FORUM                                            14

   XX.    INSOLVENCY                                                         14

  XXI.    INSOLVENCY OF LINCOLN                                              15

 XXII.    PARTIES TO AGREEMENT                                               16

XXIII.    ASSIGNMENT OF REINSURANCE                                          16

 XXIV.    MISCELLANEOUS                                                      16

  XXV.    EXECUTION AND DURATION OF AGREEMENT                                16

          SCHEDULES
          ---------

          SUBJECT REINSURANCE SCHEDULE                                       18

          RETENTION SCHEDULE                                                 19

          LIMITS SCHEDULE                                                    20

          ADMINISTRATIVE FORMS SCHEDULE                                      21

          PREMIUM SCHEDULE                                                   22

          EXPERIENCE REFUND SCHEDULE                                         23

                   R E I N S U R A N C E    A G R E E M E N T

                                    between

                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

                                       of

                             Wilmington, Delaware,

                hereinafter referred to as the "REINSURED," and



                                       of



                   hereinafter referred to as the "________."


     I.  REINSURANCE COVERAGE

         A. On the basis hereinafter stated, the portion of the REINSURED'S risk on a covered policy as specified in the Subject Reinsurance Schedule and section C of this article shall be reinsured with the _______ automatically, shall be submitted to the _______ on a facultative basis, or shall be reinsured with the _______ as continuations. A covered policy is a policy issued by the REINSURED on a form listed on the Subject Reinsurance Schedule. A continuation is a new policy that replaces a covered policy issued earlier by the REINSURED ("original policy") or a change to an existing covered policy resulting in additional coverage issued or made either (1) pursuant to a contractual change privilege contained in the original policy not requiring the submission of new evidence of insurability or (2) as a non-contractual change which meets the following requirements: (a) under the REINSURED'S then current underwriting rules, the change does not require all of the underwriting information the REINSURED would need to obtain if the additional coverage were being obtained without reference to the original policy, (b) the additional coverage is not subject to a suicide exclusion period or contestable period which extends beyond the periods stipulated in the original policy, and (c) does not result in the payment of a commission equal to the first-year commission for a separate policy having a face amount equal to the additional coverage.

     B. Reinsurance liability shall begin prior to the issuance of individual policies in the event that the REINSURED issues a binder document obligating the REINSURED to provide mortality coverage on a group of lives until the policy is issued. In that event subject to the terms of that binder document and, in the case of facultative submissions for reinsurance, to the REINSURED'S accepting the _______'S offer to reinsure, the liability of the _______ shall begin simultaneously with that of the REINSURED. Otherwise, reinsurance shall be in force and binding when the policy issued directly by the REINSURED is placed in force. In any event, the issuance and delivery of such insurance must constitute the doing of business in a jurisdiction in which the REINSURED was properly licensed before reinsurance shall be in force.
     C. Life reinsurance under this Agreement shall be term insurance for the amount at risk. The amount at risk shall generally be calculated as the Reinsurance Proportion, as defined in the Subject Reinsurance Schedule, of the death benefit under both the underlying policy and any term insurance rider attached thereto, less the cash value; such difference taken to the nearest dollar. The exact amount at risk shall be developed consistent with the REINSURED'S calculation of the amount at risk on the direct policy. However, the maximum amount of risk at the time the policy is issued shall be as stated in the Limits Schedule.
     D. If the REINSURED issues a policy as a continuation of a policy reinsured under this Agreement, reinsurance of the continuation shall continue with the _______. Such reinsurance shall be maintained in effect under this Agreement.
     E. The amount of reinsurance under this Agreement shall be maintained in force without reduction so long as the amount of insurance carried by the REINSURED on the life remains in force without reduction, except as provided in the "PAYMENT OF REINSURANCE PREMIUMS" and "INCREASE IN LIMIT OF RETENTION" articles.

II.  REINSURANCE LIMITS

     A. If the following requirements are met, reinsurance may be ceded automatically under this Agreement in amounts not to exceed those specified in the Limits Schedule.

               (1)  The REINSURED shall retain its limit of retention.

               (2) The REINSURED has not made facultative application for reinsurance of the current application.

               (3) The policy is issued in accordance with the REINSURED'S Guaranteed Issue Guidelines and Procedures.

               (4)  The policy is not a continuation.

     B. If the requirements in section A of this article are not met or if the REINSURED prefers to do so, it may make an application for reinsurance under this Agreement on a facultative basis for policies specified in the Subject Reinsurance Schedule other than continuations. The REINSURED may, at its option, also make application for reinsurance under this Agreement on a facultative basis for other policies.

     C. The _______ shall have no liability under facultative applications for reinsurance unless the REINSURED has accepted the ________'S offer to reinsure.

     D. Continuations shall be reinsured under this Agreement only if the original policy was reinsured with the _______ under this Agreement. The basis for reinsurance of the new policy under this Agreement shall be determined in accordance the "REINSURANCE COVERAGE" article. Continuations shall be ceded on an automatic basis. Reinsurance premiums on the new policy shall be determined in accordance with the Premium Schedule.

III. PLACING REINSURANCE IN EFFECT

     A. To effect reinsurance, the REINSURED shall, within thirty-one (31) days after the end of each month, mail to the _______ a report for new policies reinsured on either an automatic or facultative basis in substantial accord with the Policy Detail Report of the Administrative Forms Schedule.

     B. For facultative business, prior to effecting reinsurance as described in section A of this article, the REINSURED must first have received an offer of reinsurance from the _______. To obtain an offer of reinsurance on a risk, the REINSURED must submit a facultative application for reinsurance in substantial accord with the Facultative Application of the Administrative Forms Schedule. Upon receipt of such application, the _______ shall immediately examine the papers and shall notify the REINSURED of its underwriting action within five (5) business days.

     C. All facultative offers of reinsurance made by the _______ under this Agreement shall, unless otherwise terminated by the _______, terminate on (a) the date the _______ receives notice from the REINSURED of its withdrawal of its application and (b) the later of
          (i) the date one hundred and twenty (120) days after the date the offer was made by the _______ and (ii) the date specified in the _______'S approval of a written request from the REINSURED to grant an extension of the offer.

IV.  COMPUTATION OF REINSURANCE PREMIUMS

     A. The monthly reinsurance premium to be paid to the _______ for life reinsurance shall be the appropriate premium rate from the schedule of premiums in the Premium Schedule applied to the appropriate amount which is reinsured. This reinsurance premium shall be determined as of each policy's monthiversary date immediately following the deduction of the cost of insurance charge from any accumulated fund by the REINSURED.

     B. Reinsurance premiums shall be paid, as stated in section A of this article, without regard to the manner of payment stipulated in the policy issued by the REINSURED.

     C. For technical reasons relating to the uncertain status of deficiency reserve requirements by the various state insurance departments, in the event deficiency reserves must be established, or increased with respect to policies reinsured under this Agreement, the REINSURED shall pay _______ an amount equal to the Reinsurance Proportion of the increase in the total deficiency reserves for the calendar year within thirty (30) days of the close of such year. If deficiency reserves thereafter decrease, _______ shall pay the REINSURED the Reinsurance Proportion of such decrease within thirty-one (31) days of the close of the calendar year in which the decrease occurs.

V. REPORTING AND PAYMENT OF REINSURANCE PREMIUMS

A. The REINSURED shall send the _______ within thirty-one (31) days of the close of each month a Policy Detail Report, a Summary Premium Report, and a Policy Exhibit in substantial accord with the appropriate form in the Administrative Forms Schedule. The Policy Detail Report and the Summary Premium Report shall show separately (a) the initial reinsurance premiums for all reinsured policies issued in the preceding month for which the REINSURED'S records have been completed, (b) the balance of first-year reinsurance premiums on all reinsured policies which became due on each monthiversary in the preceding month, and (c) all renewal reinsurance premiums on all reinsured policies which became due each monthiversary in the preceding month. Amounts due under section C of the "COMPUTATION OF REINSURANCE PREMIUMS" article, section E of this article, and the "EXPERIENCE REFUNDS" article shall also be payable as stated in those provisions and shall also be included in the Summary Premium Report for the month in which they become due.

B. The reinsurance premium due the _______ shall accompany such report; if the amount is due the REINSURED, the _______ shall remit such amount to the REINSURED within thirty-one (31) days of receipt of the report. Premiums for reinsurance hereunder are payable at the Home Office of the _______ or any other location specified by the _______. Amounts due the REINSURED are payable at the Home Office of the REINSURED or at any other location specified by the REINSURED.

C. The payments of reinsurance premiums in accordance with the provisions of the preceding section shall be a condition precedent to the liability of the _______ under reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid as provided in the preceding section, the _______ shall have the right to terminate the reinsurance under all policies having reinsurance premiums in arrears. If the _______ elects to exercise its right of termination, it shall give the REINSURED thirty days' notice of its intention to terminate such reinsurance. If all reinsurance premiums in arrears, including any which may become in arrears during the thirty-day period, are not paid before the expiration of such period, the _______ shall thereupon be relieved of future liability under all reinsurance for which premiums remain unpaid. Policies on which reinsurance premiums subsequently fall due will automatically terminate if reinsurance premiums are not paid when due as provided in Section 8 of this article. The reinsurance so terminated may be reinstated at any time within sixty days of the date of termination upon payment of all reinsurance premiums in arrears; but, in the event of such reinstatement, the _______ shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance. The _______'S right to terminate reinsurance as herein provided shall be without prejudice to its right to collect premiums for the period reinsurance was in force prior to the expiration of the thirty-day notice period.

D. Any payment which either the REINSURED or the _______ shall be obligated to pay to the other may be paid net of any amount which is then due and unpaid under this Agreement.

E. Failure to pay amounts related to deficiency reserves due under section C of the "COMPUTATION OF REINSURANCE PREMIUMS" article or amounts due under the "EXPERIENCE REFUNDS" article, because of a dispute as to the amount due, shall not result in a termination of reinsurance. If such a dispute cannot be resolved through normal business communication, the dispute shall be submitted to arbitration in accordance with the "ARBITRATION" article. Failure to pay such amounts for any reason other than because of a dispute as to the amount due (and other than the insolvency of the REINSURED as provided for in the "INSOLVENCY" article) shall result in a termination of all reinsurance under this Agreement. To effect such termination, the party to whom the amount is due shall give the other party a thirty (30) day notice of its intent to terminate. If all amounts are not paid prior to the end of the notice period, the reinsurance shall terminate effective the date such amount became due. The reinsurance so terminated may be reinstated with sixty
         (60) days of this date of termination upon payment of all amounts in arrears; but, in the event of such reinstatement, the _______ shall have no liability in connection with any claims incurred between the date of termination and the date of reinstatement of the reinsurance. The _______'S right to terminate reinsurance as herein provided shall be without prejudice to its right to collect premiums for the period reinsurance was in force prior to the expiration of the thirty-day notice period. In the event the Agreement is terminated in accordance with this section, any amounts due to the REINSURED plus any unearned reinsurance premium less any amounts due _______ shall be paid to the REINSURED. If amounts due _______ exceed the amounts due the REINSURED plus any unearned reinsurance premiums, such excess amount shall be paid to _______. Any termination payment shall be paid within sixty
         (60) days of the effective date of the termination.

     F. The REINSURED shall within thirty-one (31) days of the close of each quarter (fifteen (15) days at year-end) send _______ a Quarterly Reserve Report.

VI.  SETTLEMENT OF CLAIMS

     A. The REINSURED shall give the _______ prompt notice of any claim submitted on a policy reinsured hereunder and prompt notice of the instigation of any legal proceedings in connection therewith. Copies of proofs or other documents bearing on such claim or proceeding shall be furnished to the _______ when requested.

     B. With respect to the administration, negotiation, payment, denial, or settlement of any claim or legal proceeding, the REINSURED shall act with good faith and in accord with its standard practices applicable to all claims, whether reinsured or not. _______ shall pay, at its Home Office, its share of net reinsurance liability upon receiving proper evidence of the REINSURED'S having settled with the claimant. Payment of net reinsurance liability on account of death or dismemberment shall be made in one lump sum.

     C. Neither _______ nor its agents or employees shall at any time independently investigate, negotiate, or attempt to settle any claims made upon the REINSURED for policy benefits.

     D. If the REINSURED should contest or compromise any claim or proceeding and the amount of net liability thereby be reduced, or if at any time the REINSURED should recover monies from any third party in connection with or arising out of any claim reinsured by the _______, the _______'S reinsurance liability shall be reduced or the _______ shall share in the recovery, as the case may be, in the proportion that the net liability of the _______ bore to the total net liability existing as of the occurrence of the claim. As used in this section, "recovery" shall include, but not be limited to, settlements, judgments, awards and insurance payments of any kind.

     E. Any unusual expenses incurred by the REINSURED in defending or investigating a claim for policy liability or in taking up or rescinding a policy reinsured hereunder shall be participated in by the _______ in the same proportion as described in section D, above.

     F. In no event shall the following categories of expenses or liabilities be considered, for purposes of this Agreement, as "unusual expenses" or items of "net reinsurance liability:"

               (1)  routine investigative or administrative expenses;

               (2) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the REINSURED admits are payable;

               (3) expenses, fees, settlements, or judgments arising out of or in connection with claims against the REINSURED for punitive or exemplary damages;

               (4) expenses, fees, settlements, or judgments arising out of or in connection with claims made against the REINSURED and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct.

     G. _______ shall not be liable for any extra contractual, punitive, or exemplary damages, penalties, attorney's fees, or interest imposed automatically by statute, unless it breaches the prohibition set forth in section C, above.

     H. In the event that the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the net reinsurance liability of the _______ shall increase or reduce in the proportion that the net reinsurance liability of the _______ bore to the sum of the net retained liability of the REINSURED and the net liability of other reinsurers immediately prior to the discovery of such misstatement of age or sex. Reinsurance policies in force with the _______ shall be reformed on the basis of the adjusted amounts, using premiums and reserves applicable to the correct age and sex. Any adjustment in reinsurance premiums shall be made without interest.

     I. The _______ shall refund to the REINSURED any reinsurance premiums, without interest, unearned as of the date of death of the life reinsured hereunder.

     J. If the REINSURED pays interest from a specified date, such as the date of death of the insured, on the contractual benefit of a policy reinsured under this Agreement, the _______ shall indemnify the REINSURED for the _______'S share of such interest. Interest paid by the _______ under this section shall be computed at the same rate and commencing as of the same date as that paid by the REINSURED. The computation of interest paid by the _______ under this section shall cease as of the earlier of (1) the date of payment of the _______'S share of reinsurance liability and (2) the date of termination of the period for which the REINSURED has paid such interest.

VII. EXPERIENCE REFUNDS

     Reinsurance hereunder shall be eligible for experience refunds as described in the Experience Refund Schedule.

VIII. PREMIUM TAX REIMBURSEMENT
      The _______ shall not reimburse the REINSURED for any taxes the latter may be required to pay with respect to reinsurance hereunder.

  IX. POLICY CHANGES
      If a change is made in the policy issued by the REINSURED to the insured which affects reinsurance hereunder, the REINSURED shall notify the _______ of such change on the first report submitted to _______ in accordance with section A of the "PAYMENT OF REINSURANCE PREMIUMS" article following the change in the policy.

   X. REINSTATEMENTS
      If a policy reinsured hereunder lapses for nonpayment of premium and is reinstated in accordance with its terms and the rules of the REINSURED, the _______ shall automatically reinstate its reinsurance under such policy. The REINSURED shall notify _______ of the reinstatement on the first report submitted to _______ in accordance with section A of the "PAYMENT OF REINSURANCE PREMIUMS" article following the reinstatement of the original policy. The REINSURED shall pay the _______ all reinsurance premiums in arrears in connection with the reinstatement with interest at the same rate and in the same manner as the REINSURED received under its policy.

  XI. EXPENSES
      The REINSURED shall bear the expense of all medical examinations, inspection fees, and other charges incurred in connection with the original policy.

 XII. REDUCTIONS

      A. If a portion of the insurance issued by the REINSURED on a policy reinsured hereunder is terminated, reinsurance of that policy hereunder shall be reduced proportionally as hereinafter provided. The reduction in reinsurance shall be applied only to the reinsurance of the specific policy under which insurance terminated. The reinsurance of the _______ shall be reduced by an amount which is the same proportion of the amount of reduction so applied as the reinsurance of the _______ on the policy bore to the total reinsurance of the policy.

      B. The _______ shall return to the REINSURED any basic life reinsurance premiums, without interest thereon, paid to the _______ for any period beyond the date of reduction of reinsurance hereunder.

XIII. INSPECTION OF RECORDS
      The _______ shall have the right at any reasonable time to inspect, at the office of the REINSURED, all books and documents relating to the reinsurance under this Agreement.

 XIV. INCREASE IN LIMIT OF RETENTION
      A. The REINSURED may increase its limit of retention and may elect, subject to the other provisions of this article, to; (1) continue unchanged reinsurance then in force under this Agreement or (2) make reductions in reinsurance then in force under this Agreement. The increased limit of retention shall be effective with respect to new reinsurance on the date specified by the REINSURED subsequent to written notice to the _______. Such written notice shall specify the new limit of retention, the effective date thereof, and the election permitted by the first sentence of this section. If the REINSURED makes election (2), the amount of reinsurance on all policies eligible for recapture shall be uniformly reduced, as indicated by the REINSURED, except as hereinafter provided, subject to a recapture fee payable to _______ of 50% of annualized premium at the time of recapture which would have been payable to _______ absent recapture.

      B. No reduction shall be made in the amount of any reinsurance policy unless the REINSURED holds the recaptured amounts at its own risk without benefit of any proportional or nonproportional reinsurance other than catastrophe accident reinsurance. No reduction shall be made in any class of reinsurance fully reinsured. The plan, age, and mortality classification at issue shall be used to determine the

        REINSURED'S new retention on any life on which reinsurance policies are reduced in accordance with the provisions of this article.

     C. The reduction in each reinsurance policy shall be effective upon the reinsurance renewal date of that policy first following the effective date of the increased limit of retention or upon the tenth reinsurance renewal date of the reinsurance policy, if later.

     D. In the event the REINSURED overlooks any reduction in the amount of a reinsurance policy which should have been made on account of an increase in the REINSURED'S limit of retention, the acceptance by the _______ of reinsurance premiums under such circumstances and after the effective date of the reduction shall not constitute or determine a liability on the part of the _______ for such reinsurance. The _______ shall be liable only for a refund of premiums so received, without interest.

XV.  ERRORS
     If either the REINSURED or the _______ shall fail to perform an obligation under this Agreement and such failure shall be the result of an inadvertent error on the part of the REINSURED or the _______, such error shall be corrected by restoring both the REINSURED and the _______ to the positions they would have occupied had no such error occurred. Any pattern of failing to perform to customary standards and usual practices shall not be defined as an error. For purposes of this Agreement, errors by the REINSURED relating to the original placement of reinsurance which generate liabilities in excess of the automatic limits of this Agreement shall not be borne by _______.

XVI. EXTENDED AND PAID-UP INSURANCE
     A. If a policy reinsured hereunder lapses and extended or paid-up insurance is granted in accordance with its provisions, the REINSURED shall notify the _______ by means of the next billing statement. The _______ shall share in any adjustment in amount in the proportion that the amount of reinsurance of the _______ on that policy bears to the total amount of that policy retained by the REINSURED and reinsured with other reinsurers. Continuing amounts of reinsurance hereunder less than $1,000 shall be canceled.

      B. The reinsurance premium shown on the billing statement shall be computed on the basis of the reinsurance premiums applicable to the policy prior to the change.

XVII. ARBITRATION
      It is the intention of the REINSURED and the _______ that the customs and practices of the insurance and reinsurance industry shall be given full effect in the operation and interpretation of this Agreement. Therefore, the arbitrators shall base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. The parties agree to act in all things with the highest good faith.

         (1) Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration.

         (2) There must be three arbitrators who shall be officers of life insurance companies other than the contracting companies or their subsidiaries or affiliates. Each of the contracting companies shall appoint one of the arbitrators and these two arbitrators shall select the third.

             In the event either contracting company is unable to choose an arbitrator within thirty (30) days after the other contracting company which has given written notice may choose two arbitrators who shall in turn choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

         (3) Arbitration must be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which shall be in effect on the date of delivery of demand for arbitration.

         (4) Each contracting company must pay part of the arbitration expenses as allocated by the arbitrators.

            (5) The award agreed by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction.

XVIII.  ADDITIONAL DATA

        In the event that state law or regulation relating to this Agreement shall require either the REINSURED or _______ to obtain information in writing from the other in order to credit reserves or any unallocated liability for purposes of any quarterly or annual statement, the other shall provide such information within fifteen (15) days of the end of the period for which that information is required in the form required or fifteen (15) days from the date of the request, whichever is later.

  XIX.  CHOICE OF LAW AND FORUM

        New York law shall govern the terms and conditions of the Agreement. In the case of an arbitration, the arbitration hearing shall take place in New York, New York, and New York law shall control except as provided in the "ARBITRATION" article.

   XX.  INSOLVENCY

        A. In the event of the insolvency of the REINSURED, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of said REINSURED, without diminution because of the insolvency of the REINSURED.

        B. In the event of the insolvency of the REINSURED, the liquidator, receiver, or statutory successor shall give the _______ written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the _______ may investigate such claim and interpose, in the name of the REINSURED (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the _______ may deem available to the REINSURED or its liquidator, receiver, or statutory successor.

        C. The expense thus incurred by the _______ shall be chargeable, subject to court approval, against the REINSURED as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the REINSURED solely as a result of the defense undertaken by the _______. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the REINSURED.

     D. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the REINSURED or the _______ with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

XXI. INSOLVENCY OF _______

     A. In the event of insolvency of _______, as determined by the Department of Insurance responsible for such determination, all reinsurance ceded under this Agreement may be completely recaptured by the REINSURED, subject to the following termination charges, effective on the date immediately prior to the earlier of: _______'S becoming insolvent or the date of such determination by said Department of Insurance.

     B. If the REINSURED elects to terminate reinsurance as provided herein, the REINSURED shall pay _______ an early termination charge; on each policy on which reinsurance is terminated, within ninety (90) days following notice to the REINSURED of _______'S insolvency, based on the following percentages of the current cost of insurance (current premiums) rates charged the insured:

                                                                Percentage of
                                                              Cost of Insurance
                         Termination Date                   or (Current Premium)

        Policy's First Anniversary                                    %
        Policy's Second Anniversary
        Policy's Third Anniversary
        Policy's Fourth Anniversary
        Policy's Fifth Anniversary or Later

 XXII. PARTIES TO AGREEMENT
       This is an agreement for indemnity reinsurance solely between the REINSURED and the _______. The acceptance or reinsurance hereunder shall not create any right or legal relation whatever between the LINCOLN and the insured or the beneficiary under any policy reinsured hereunder.

XXIII. ASSIGNMENT OF REINSURANCE
       If the REINSURED proposes to sell, assumption reinsure or otherwise assist in the transfer of the policies or risks that are reinsured under this Agreement to any third party, it shall require that the third party agree in writing to an assignment of all rights and obligations of the REINSURED under this Agreement. _______ may object to any assignment that would result in a material adverse economic impact to _______. If _______ objects to an assignment on this basis, the REINSURED and _______ shall mutually agree on a termination charge which shall be paid by the REINSURED to _______.

 XXIV. MISCELLANEOUS
       A. This Agreement represents the entire agreement between the REINSURED and the _______ and supersedes, with respect to its subject matter, any prior oral or written agreements between the parties.
       B. No modification or waiver of any provision of this Agreement shall be effective unless set forth in a written amendment to this Agreement which is executed by both parties. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

  XXV. EXECUTION AND DURATION OF AGREEMENT
       The provisions of this reinsurance agreement shall be effective with respect to policies for which the date on which application was first made to the REINSURED is on or after the fourth day of September, 1992, but in no event shall this Agreement become effective unless and until it has been duly executed by two officers of the _______ at its Home Office
       in                    . This Agreement shall be unlimited as to its
       duration but may be
terminated at any time, insofar as its pertains to the handling of new reinsurance thereafter, by either party giving three months' notice of termination in writing. The _______ shall continue to accept reinsurance during the three months aforesaid and shall remain liable on all reinsurance granted under this Agreement until the termination or expiry of the insurance reinsured.

                          IN WITNESS WHEREOF the said
                NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
                                       of
                             Wilmington, Delaware,
                                  and the said

                                       of


have by their respective officers executed and delivered these presents in duplicate on the dates shown below.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Signed at New York, N.Y.
          --------------------
By  /s/ Melvin J. Feinberg
    --------------------------
Title Vice President & Actuary
      ------------------------
Date 12/29/92
     -------------------------



Signed at

By                              By
    --------------------------      ----------------------


Date      12/23/92              Date    12/23/92
     -------------------------       ---------------------

                          SUBJECT REINSURANCE SCHEDULE

                        Insurance Subject to Reinsurance
       and Portions of the Insurance to be Reinsured under this Agreement

A. Automatic Reinsurance
   _______'S Reinsurance Proportion shall be fifty percent of the original insurance on the REINSURED'S issues of the following plans

         (1) underwritten on a guaranteed issue basis,

         (2) bearing register dates in the range shown below, and

         (3) to insureds having surnames beginning with the letters of the alphabet shown below and shall be ceded under this Agreement.

                                                Dates              Letters
                Plan                      From      Through     From   Through
   Flexible Premium Life Insurance
      Policy (Form 929-100)             09-04-92       --         A        Z
   Adjustable Term to Age 95
      Rider (Form 929-140)              09-04-92       --         A        Z
   Policy Endorsement
      (Form 8440-92)                    09-04-92       --         A        Z

B. Facultative Reinsurance
   The policy forms subject to automatic reinsurance or other policy forms may also be submitted to the _______ for consideration on a facultative basis. The amount of the original insurance reinsured on a facultative basis under this Agreement shall be mutually agreed between the REINSURED and the _______ on a case by case basis.

C. Continuations
   Continuations to the insurance specified above, as defined in the "REINSURANCE COVERAGE" article, shall be ceded under this Agreement provided the original policy was reinsured with the _______ under this Agreement. The amount of reinsurance and reinsurance premiums shall be determined in accordance with the "REINSURANCE COVERAGE" article, the "REINSURANCE LIMITS" article, and the Premium Schedule.

                                   AMENDMENT

          to the Risk Premium Reinsurance Agreement (the "Agreement")
                      effective September 4, 1992, between

    NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION of Wilmington, Delaware,

                  hereinafter referred to as the "REINSURED,"

                                      and

                                                  of

                     hereinafter referred to as "______________."

     1. It is hereby agreed that the REINSURED'S place of domicile became Newark, Delaware, during 1996.

     2. On and after the fifteenth day of December, 1998, the retention limit of the REINSURED shall be that shown in the revised Retention Schedule, attached hereto. This retention shall apply to reinsurance ceded after the effective date hereof and to existing reinsurance ceded before the effective date hereof in accordance with the "INCREASE IN LIMIT OF RETENTION" article of the Agreement of which this amendment is a part.

     3. No new reinsurance shall be ceded under the Agreement on or after the first day of January, 2001, except for reinsurance of continuations of policies reinsured with _______ as described in the Subject Reinsurance Schedule, attached hereto, to plans now or in the past the subject of the Agreement. The premium for such continuations shall be as described in the Agreement.

     4. _______'S Reinsurance Proportion under the Agreement on each policy's first month-iversary occurring on or and after the first day of January, 2001, shall be specified in the Subject Reinsurance Schedule, attached hereto.

     5. Effective with each policy's first month-iversary occurring on or after the first day of January, 2001, the retention limit of the REINSURED shall be that shown in the revised Retention Schedule, attached hereto. This retention shall apply to existing reinsurance ceded before the effective date hereof in accordance with the "INCREASE IN LIMIT OF RETENTION" article of the Agreement of which this amendment is a part.

     6. Effective with each policy's first month-iversary occurring on or after the first day of January, 2001, the REINSURED may cede and _______ shall accept automatically increases to existing policies in amounts of reinsurance not to exceed those described in the Limits Schedule, attached hereto.

     7. _______ shall have no liability under facultative applications for reinsurance covering increases to existing policies unless the REINSURED has accepted _______'S offer to reinsure.

     8. Effective with each policy's first month-iversary occurring on or after the first day of January, 2001, the reinsurance percentages for the REINSURED'S cost of insurance rates shall be as described in the Premium Schedule, attached hereto, and shall apply to reinsurance ceded under the Agreement prior to the first day of January, 2001. Reinsurance ceded on the basis of such premium rates shall

     (a) not be subject to a minimum cession,
     (b) be eligible for experience refunds,
     (c) not be eligible for production or persistency bonuses,
     (d) not be eligible for premium tax reimbursement, and
     (e) not be reduced as set forth in the "INCREASE IN LIMIT OF RETENTION" article until it has been in force for at least ten years or, in the case of continuations, until the number of years the original policy and its continuation have been in force is at least equal to the greater of ten years and the time period specified for reinsurance of the original policy.

     9. On and after the first day of January, 2001, for reinsurance ceded before the effective date hereof, the Experience Refund Schedule under the Agreement shall be replaced with the Experience Refund Schedule, attached hereto.

     10. Increase in coverage requests for Policies reinsured shall be underwritten according to the guaranteed issue guidelines and limits in effect at the time the increase in coverage is requested.

     11. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

Signed at New York, NY
          -----------------------

By     Judith Justin                    By        Joseph Berkowitz
   -----------------------------------      -----------------------------------

Title  CVP & Actuary                    Title  Associate Actuary
      --------------------------------        ---------------------------------

Date  12/31/01                          Date  12/31/01
     ---------------------------------       ----------------------------------


THE

Signed at

By                                      By
   -----------------------------------      -----------------------------------



Date  Dec 27, 2001                      Date  December 27, 2001
     ---------------------------------       ----------------------------------

                          SUBJECT REINSURANCE SCHEDULE
                          (Effective January 1, 2001)

                        Insurance Subject to Reinsurance
       and Portions of the Insurance to be Reinsured under this Agreement

A. Automatic Reinsurance

   _______'S Reinsurance Proportion shall be eighty percent (80%) of the original insurance on the REINSURED'S issues of the following plans beginning with each policy's first month-iversary occurring on or after the first day of January, 2001.

     (1) underwritten on a guaranteed issue basis;

     (2) bearing individual policy dates in the range shown below; and

     (3) to insureds having surnames beginning with the letters of the alphabet shown below;

   and shall be ceded under this Agreement.

                                                    Dates             Letters
               Plan                            from      through   from  through
   Flexible Premium Life Insurance Policy
   (Form 929-100)                            09-04-92    12-31-00    A      Z

   Adjustable Term to Age 95 Rider
   (Form 929-140)                            09-04-92    12-31-00    A      Z

   Policy Endorsement (Form 8440-92)         09-04-92    12-31-00    A      Z

   Corporate Sponsored Variable Universal
   Life Policies (Form 796-40)               10-01-96    12-31-00    A      Z

B. Facultative Reinsurance

   The policy forms subject to automatic reinsurance or other policy forms may also be submitted to the _______ for consideration on a facultative basis. The amount of the original insurance reinsured on a facultative basis under this Agreement shall be mutually agreed between the REINSURED and the _______ on a case by case basis.

C. Continuations

   Continuations to the insurance specified above, as defined in the "REINSURANCE COVERAGE" article, shall be ceded under this Agreement provided the original policy was reinsured with the _______ under this Agreement. The amount of reinsurance and reinsurance premiums shall be determined in accordance with the "REINSURANCE COVERAGE" article, the "REINSURANCE LIMITS" article, and the Premiums Schedule.

                                                                          Page 4